AMENDMENT NO. 5 TO CREDIT AGREEMENT

This Amendment No. 5 to Credit Agreement (this "Agreement") dated as of  March 30, 2011 is made by and among INTERSECTIONS INC., a Delaware corporation (the "Company"), the Subsidiaries of the Company party hereto (together with the Company, the "Borrowers" and each a "Borrower"), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States ("Bank of America"), in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement (as defined below)) (in such capacity, the "Administrative Agent"), and each of the Lenders signatory hereto.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Administrative Agent and the Lenders have entered into that certain Credit Agreement dated as of July 3, 2006 (as heretofore amended, as hereby amended and as from time to time hereafter further amended, modified, supplemented, restated, or amended and restated, the "Credit Agreement"; capitalized terms used in this Agreement not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement), pursuant to which the Lenders have made available to the Borrowers a term loan facility and a revolving credit facility, including a subfacility for letters of credit; and

WHEREAS, the Company desires to enter a stock repurchase agreement with Conning Capital Partners V, L.P. for the repurchase of 1,742,463 shares of its common stock at a purchase price of $11.25 per share (the "Stock Repurchase");

WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders enter into this Agreement to amend the Credit Agreement to, among other things, permit the Stock Repurchase;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           Amendments to Credit Agreement.  Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

(a)            Section 1.01 is amended as follows:

(i)           A new definition of "Available Liquidity" is added in appropriate alphabetical order to read as follows:

"Available Liquidity" means, at any time, the sum of (i) cash and cash equivalents at such time plus (ii) the difference between the Aggregate Commitments and the Total Outstandings at such time.

(ii)           A new definition of "Cash Equivalents" is added in appropriate alphabetical order to read as follows:

"Cash Equivalents" means any of the following types of Investments, to the extent owned by the Company or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents and other Liens permitted hereunder):

(a)            readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b)            time deposits with, or insured certificates of deposit or bankers" acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

 (c)            commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least "Prime-1" (or the then equivalent grade) by Moody"s or at least "A-1" (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof; and

(d)            Investments, classified in accordance with GAAP as current assets of the Company or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody"s or S&P, and the portfolios of which are limited solely  (other than in respect of no more than 5% of such portfolios) to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

(iii)           The definition of "Consolidated Cash Flow" is amended to delete clause (e) thereof and to re-designate existing clause "(f)" as clause "(e)".

(b)            Section 6.12 is amended to add a new clause (a) thereto to read as follows:

(a)           Minimum Available Liquidity.   Maintain at all times Available Liquidity of not less than $10,000,000.

(c)            Section 7.02(f) of the Credit Agreement is amended by replacing the amount of $11,400,000 therein with the amount of $30,000,000.

2.           Effectiveness; Conditions Precedent.  This Agreement and the amendments to the Credit Agreement herein provided shall become effective upon satisfaction of the following conditions precedent:

(a)            the Administrative Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Administrative Agent:

(i)            counterparts of this Agreement, duly executed by the Borrowers, the Administrative Agent and the Lenders, together with all schedules and exhibits thereto duly completed;

(ii)            such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as the such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, or the Lenders may reasonably require;

(b)            all fees and expenses payable to the Administrative Agent and the Lenders (including the fees and expenses of counsel to the Administrative Agent) estimated to date shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

3.           Representations and Warranties.  In order to induce the Administrative Agent and the Lenders to enter into this Agreement, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(a)            The representations and warranties made by each Loan Party in Article V of the Credit Agreement and in each of the other Loan Documents to which such Loan Party is a party are true and correct on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;

(b)            Since the date of the most recent financial reports of the Company and its Subsidiaries delivered pursuant to Section 6.01 of the Credit Agreement, no act, event, condition or circumstance has occurred or arisen which, singly or in the aggregate with one or more other acts, events, occurrences or conditions (whenever occurring or arising), has had or could reasonably be expected to have a Material Adverse Effect;

(c)            The Persons constituting Borrowers after giving effect to the effectiveness hereof (and assuming satisfaction of the conditions subsequent set forth in Section 3 of this Agreement) are all Persons required to be Designated Co-Borrowers under Section 6.13 of the Credit Agreement;

(d)            This Agreement has been duly authorized, executed and delivered by the Borrowers and constitutes a legal, valid and binding obligation of such parties, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors" rights generally; and

(e)            After giving effect to this Agreement, no Default or Event of Default has occurred and is continuing.

4.           Intersections Marketing Services Inc..  The Borrower hereby notifies the Administrative Agent, as required under Section 6.13 of the Credit Agreement, of the formation of a new subsidiary "Intersections Marketing Services Inc."  The Administrative Agent and Lenders acknowledge that Borrower shall be compliance with Section 6.13 of the Credit Agreement with respect to this Subsidiary provided that Borrower executes all documents required under Section 6.13 within 30 days of receipt thereof from the Administrative Agent.

5.           Entire Agreement.  This Agreement, together with all the Loan Documents, that certain consent and waiver letter dated August 25, 2006 from Bank of America, N.A., as Lender, to the Company, and that certain consent letter dated November 2, 2007 from Bank of America, N.A., as Lender, to the Company (collectively, the "Relevant Documents"), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter.  No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty.  Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof.  None of the terms or conditions of this Agreement may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.

6.           Full Force and Effect of Agreement.  Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms, as modified by (i) that certain consent and waiver letter dated August 25, 2006 from Bank of America, N.A., as Lender, to the Company and (ii) that certain consent letter dated November 2, 2007 from Bank of America, N.A., as Lender, to the Company.

7.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

8.           Governing Law.  This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia applicable to contracts executed and to be performed entirely within such Commonwealth, and shall be further subject to the provisions of Section 10.13 of the Credit Agreement.

9.           Enforceability.  Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

10.           References.  All references in any of the Loan Documents to the "Credit Agreement" shall mean the Credit Agreement, as amended hereby.

11.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and each of the Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWERS:

INTERSECTIONS INC.

By: __________________________________________
Name: ________________________________________
Title: ________________________________________

CREDITCOMM SERVICES LLC

By: ________________________________________
Name:________________________________________
Title: ________________________________________

INTERSECTIONS HEALTH SERVICES, INC.

By: ________________________________________
Name: ________________________________________
Title: ________________________________________

INTERSECTIONS INSURANCE SERVICES INC.

By: ________________________________________
Name: ______________________________________
Title: ________________________________________

CAPTIRA ANALYTICAL, LLC

By: ________________________________________
Name: _____________________________________
Title: ______________________________________

NET ENFORCERS, INC.

By: ________________________________________
Name: ______________________________________
Title: ________________________________________

INTERSECTIONS BUSINESS SERVICES LLC

By: ________________________________________
Name: ______________________________________
Title: _______________________________________

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By: ________________________________________
Name: ______________________________________
Title: _______________________________________

LENDERS:

BANK OF AMERICA, N.A.

By: ________________________________________
Name: ______________________________________
Title: ________________________________________